UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2017

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Munoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2017, Popular, Inc. (the “Corporation” or “Popular”) filed a Current Report on Form 8-K reporting that Ignacio Alvarez, currently President and Chief Operating Officer, would become President and Chief Executive Officer of the Corporation and its two banking subsidiaries, Banco Popular de Puerto Rico and Popular Community Bank, and that Richard L. Carrión, currently Chairman and Chief Executive Officer, would become Executive Chairman, both such appointments to be effective July 1, 2017.

On June 22, 2017, the Board of Directors of Popular approved, based on the recommendation of the Compensation Committee of the Corporation’s Board of Directors, compensation for Messrs. Alvarez and Carrión, effective July 1, 2017, in light of their new roles. This filing is being made to amend the original 8-K to include the following information regarding these new compensation arrangements: (a) annualized base salary for Mr. Alvarez was increased to $900,000; (b) annualized base salary for Mr. Carrión was reduced to $1,200,000; (c) Mr. Alvarez’s target opportunity under the short-term annual cash incentive was increased to 100% of his base salary; (d) Mr. Carrión’s target opportunity under the short-term annual cash incentive was reduced to 85% of his base salary; (e) Mr. Alvarez’s target opportunity under the long-term equity incentive was increased to 185% of his base salary; (f) Mr. Carrión’s target opportunity under the long-term equity incentive was reduced to 85% of his base salary. The target equity incentive opportunity will continue to be based 50% on restricted stock and 50% on performance shares. The restricted stock will vest 20% per year over four years, with the remainder vesting at retirement. The performance shares will vest at the end of a 3-year performance cycle whose specific metrics and objectives will be determined by the Compensation Committee at the time such shares are granted.

In addition, in recognition of Mr. Alvarez’s promotion, the Compensation Committee awarded him a one-time grant of $475,000 in restricted stock based on the prorated value of his new long-term incentive target as discussed above. The grant corresponds to 12,202 shares based on the closing price of the Corporation’s common stock on the grant date of June 22, 2017, which was $38.93. The restricted stock is subject to forfeiture and restrictions on transferability until January 1, 2018, when it becomes vested.

Mr. Carrión and Mr. Alvarez will continue to participate in employee benefits available to all Puerto Rico-based regular full-time employees including, but not limited to, holiday bonus, health and welfare insurance coverage and retirement benefits. In addition, the Corporation will continue to provide Mr. Carrión and Mr. Alvarez with the benefits being provided to them in their current positions, as disclosed in the Corporation’s 2017 Proxy Statement, including personal security services and the use of company-owned automobiles. Mr. Carrión will also continue to use the Corporation’s apartment in New York City.

Additional information regarding Mr. Carrión, Mr. Alvarez, their compensation and the Corporation’s compensation plans and programs is contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 and Corporation’s 2017 Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: June 26, 2017	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary